Exhibit 99.2

This English translation is for convenience purposes only. This is not an official translation and is not binding. Whilst reasonable care and skill have been exercised in the preparation hereof, no translation can ever perfectly reflect the original Hebrew version. In the event of any discrepancy between the Hebrew version and this translation, the Hebrew version shall prevail.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

PRESENTATION OF SEPARATE FINANCIAL DATA FROM THE
CONSOLIDATED FINANCIAL STATEMENTS ATTRIBUTABLE TO THE COMPANY

June 30, 2023 (Unaudited)

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

PRESENTATION OF SEPARATE FINANCIAL DATA

FROM THE CONSOLIDATED FINANCIAL STATEMENTS

ATTRIBUTABLE TO THE COMPANY

AS OF JUNE 30, 2023
(UNAUDITED)

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Special Report in accordance with Regulation 38d

Financial Information and Financial Data from the

Consolidated Financial Statements Attributable to the Company

Below is separate financial information and financial data attributable to the Company from the Group's consolidated financial statements as of June 30, 2023, published as part of the periodic reports ("consolidated financial statements"), presented in accordance with Regulation 38d to the Israeli Securities Regulations (Periodic and Immediate Reports), 1970.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

Financial Information from the Consolidated Statements of Financial Position Attributable to the Company

	June 30,		December 31,
	2023	2022	2022
	Unaudited		Audited
	U.S. dollars in thousands
ASSETS
Non-current assets
Investments in investees	$1,108,130	$1,306,356	$1,281,462
Restricted cash	15,036	7,046	20,888
	1,123,166	1,313,402	1,302,350
Current assets
Cash and cash equivalents	2,356	56,333	18,810
Restricted cash	6,670	—	—
	9,026	56,333	18,810
Total assets	$1,132,192	$1,369,735	$1,321,160

EQUITY	$815,100	$1,042,725	$993,380
Non-current liabilities
Debentures, net	201,334	315,634	316,276
Current liabilities
Accounts payable and accrued liabilities	5,550	5,832	5,759
Debentures, net	100,667	—	—
Other liabilities	4,437	—	3,115
Due to Owner	5,104	5,544	2,630
	115,758	11,376	11,504
Total liabilities	317,092	327,010	327,780
Total equity and liabilities	$1,132,192	$1,369,735	$1,321,160

The accompanying notes are an integral part of the condensed interim financial data.

August 14, 2023	/s/ Michael Allen Bender	/s/ Peter McMillan III	/s/ Keith David Hall
Date of approval of	Bender, Michael Allen	McMillan III, Peter	Hall, Keith David
financial statements	Chief Financial Officer	Chairman of Board of Directors	Chief Executive Officer

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

Financial Information from the Consolidated Statements of Profit or Loss Attributable to the Company

	Six months ended June 30,		Three months ended June 30,		Year ended December 31,
	2023	2022	2023	2022	2022
	Unaudited				Audited
	U.S. dollars in thousands

Share of (loss) profit from investees, net	$(154,463)	$40,619	$(64,236)	$26,633	$14,984
Asset management fees to affiliate	(5,430)	(6,315)	(2,546)	(3,187)	(12,348)
General and administrative expenses	(3,675)	(2,914)	(2,144)	(1,581)	(4,100)
Operating (loss) income	(163,568)	31,390	(68,926)	21,865	(1,464)
Finance expense	(9,183)	(7,843)	(4,547)	(4,327)	(17,281)
Finance income	24	4	12	2	11
Foreign currency transaction adjustments, net	(3,553)	31,097	(6,273)	23,832	29,038
Net (loss) income	$(176,280)	$54,648	$(79,734)	$41,372	$10,304
Total comprehensive (loss) income	$(176,280)	$54,648	$(79,734)	$41,372	$10,304

The accompanying notes are an integral part of the condensed interim financial data.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

Financial Information from the Consolidated Statements of Cash Flows Attributable to the Company

	Six months ended June 30,		Three months ended June 30,		Year ended December 31,
	2023	2022	2023	2022	2022
	Unaudited				Audited
	U.S. dollars in thousands
Cash flows from operating activities
Net (loss) income for the period	$(176,280)	$54,648	$(79,734)	$41,372	$10,304
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Share of loss (profit) from investees	154,463	(40,619)	64,236	(26,633)	(14,984)
Finance expense	9,183	7,843	4,547	4,327	17,281
Distribution from investees, net	1,271	18,860	5,856	7,777	11,948
Foreign currency transaction adjustments, net	3,553	(31,097)	6,273	(23,832)	(29,038)
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	(54)	1,055	56	1,010	1,017
Restricted cash for operational expenditures	(2,323)	(396)	(1,442)	(415)	(14,404)
Due to Owner	2,474	3,465	2,542	1,486	551
Net cash (used in) provided by operating activities	(7,713)	13,759	2,334	5,092	(17,325)
Cash flows from investing activities
Distribution from (to) investees, net	17,598	(23,056)	10,655	(25,773)	(16,885)
Purchase of foreign currency derivatives	(67,140)	—	(37,426)	—	—
Proceeds from disposition of foreign currency derivatives	49,176	—	25,714	—	—
Net cash used in investing activities	(366)	(23,056)	(1,057)	(25,773)	(16,885)
Cash flows from financing activities
Proceeds from debentures	—	90,988	—	90,988	90,954
Payments of deferred financing costs	—	(1,919)	—	(1,919)	(1,930)
Interest paid	(6,655)	(5,228)	(111)	—	(12,835)
Release (funding) of restricted cash for debt service obligations	338	(1,877)	193	(1,877)	(1,877)
Distribution to Owner	(2,000)	(20,000)	(2,000)	(8,750)	(25,000)
Net cash (used in) provided by financing activities	(8,317)	61,964	(1,918)	78,442	49,312
Effect of exchange rate changes on cash and cash equivalents	(58)	(2,471)	(73)	(2,335)	(2,429)
(Decrease) increase in cash	(16,454)	50,196	(714)	55,426	12,673
Cash, beginning of the period	18,810	6,137	3,070	907	6,137
Cash, end of the period	$2,356	$56,333	$2,356	$56,333	$18,810

The accompanying notes are an integral part of the condensed interim financial data.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.
Additional Information

NOTE 1:    BASIS OF PREPARATION
Separate financial information is prepared in a condensed format as of June 30, 2023 and for the six and three months then ended, in accordance with Regulation 38D of the Securities Regulations (Periodic and Immediate Reports), 1970.
Please refer to the separate financial information in this regard to the financial information on the annual financial statements of the Company as of December 31, 2022 and for the year then ended and the information accompanying notes (hereinafter - the annual consolidated financial statements).
As of June 30, 2023, the Company had a working capital shortfall of $106.7 million, primarily attributed to the debentures principal payment maturing in the year following the date of the statement of financial position. The Company intends to make the debentures principal payment from distribution from investees and there are noa limitations on the Company's ability to withdraw funds from the investees. Additionally, in July 2023, the Company issued Series C Bonds, refer to Note 3 for further discussion. Accordingly, the Company and the board of directors does not view the working capital shortfall as a liquidity problem.
NOTE 2:    SIGNIFICANT EVENT DURING THE REPORTING PERIOD
Series B Debentures
The Series B Debentures contains the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 475 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap (shall not exceed a rate of 75%); (iii) Adjusted NOI shall be no lower than USD 35 million; and (iv) the consolidated scope of the projects for development of the Company shall not exceed 10% of the adjusted balance. As of June 30, 2023, the Company was in compliance with all covenants under the deed of trust of the Series B Debentures; (i) Consolidated Equity Capital of the Company as of June 30, 2023 was $815.1 million; (ii) the Net Adjusted Debt to Net Adjusted Cap was 58%; (iii) the Adjusted NOI was $79.7 million for the trailing twelve months ended June 30, 2023; and (iv) the consolidated scope of projects was $0 as of June 30, 2023.
NOTE 3:    SUBSEQUENT EVENT
The Company evaluates subsequent events up until the date the consolidated financial statements are issued.
Series C Bonds
On July 6, 2023, the Company, completed a public offering to Israeli investors, of 319.6 million Israeli new Shekels (approximately $86.4 million) Series C bonds (the "Series C Bonds"). The Series C Bonds were issued and registered with the Tel Aviv Stock Exchange on July 9, 2023. The terms of the Series C Bonds are governed by a deed of trust, among the Company and the trustee. The notes will bear interest at the rate of 9% per year. The Series C Bonds mature on June 30, 2026 and are collateralized by specified lands in Park Highlands and Richardson.
On July 17, 2023, the Company, issued additional Series C bonds in the amount of 20.7 million Israeli new Shekels par value through a private offering. The private offering Series C bonds were issued at a 1.0% discount, resulting in a total consideration of 20.5 million Israeli new Shekels (approximately $5.6 million). The additional Series C bonds have an equal level of security, pari passu, amongst themselves and between them and the initial Series C bonds, without any right of precedence or preference between any of them.
Dividend Approval
On August 16, 2023, the Company’s board of directors approved a distribution of dividend in the amount of $4.0 million to the Owner.
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